                                                                    EXHIBIT 11.1


                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                           Three Months       Six Months
                                                                               Ended             Ended
                                                                           June 30, 2000     June 30, 2000
                                                                           -------------     -------------
Basic:
    Average common shares outstanding ...............................         8,789,377         8,787,197
                                                                             ----------        ----------
          Total .....................................................         8,789,377         8,787,197
                                                                             ==========        ==========
    Net Income ......................................................        $3,086,612        $6,370,400
                                                                             ==========        ==========
    Per Share Amount ................................................        $     0.35        $     0.72
                                                                             ==========        ==========
DILUTED:
    Average common shares outstanding ...............................         8,789,377         8,787,197
    Net effect of dilutive stock options outstanding
        during the period -- based on the treasury stock method .....            94,275            75,308
                                                                             ----------        ----------
          Total .....................................................         8,883,652         8,862,505
                                                                             ==========        ==========
    Net Income ......................................................        $3,086,612        $6,370,400
                                                                             ==========        ==========
    Per Share Amount ................................................        $     0.35        $     0.72
                                                                             ==========        ==========

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                            Three Months        Six Months
                                                                                Ended              Ended
                                                                            June 30, 1999      June 30, 1999
                                                                            -------------      -------------
Basic:
    Average common shares outstanding ...............................         10,051,565         10,412,855
                                                                             -----------        -----------
          Total .....................................................         10,051,565         10,412,855
                                                                             ===========        ===========
    Net Income ......................................................        $ 2,508,411        $ 8,363,228
                                                                             ===========        ===========
    Per Share Amount ................................................        $      0.25        $      0.80
                                                                             ===========        ===========
DILUTED:
    Average common shares outstanding ...............................         10,051,565         10,412,855
    Net effect of dilutive stock options outstanding
        during the period -- based on the treasury stock method .....            121,502            110,474
                                                                             -----------        -----------
          Total .....................................................         10,172,960         10,523,329
                                                                             ===========        ===========
    Net Income ......................................................        $ 2,508,411        $ 8,363,228
                                                                             ===========        ===========
    Per Share Amount ................................................        $      0.25        $      0.79
                                                                             ===========        ===========